Exhibit 10.15

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
Updike, Kelly & Spellacy, P.C.
100 Pearl Street
P.O. Box 231277
Hartford, CT  06123-1277
Attn:  Robert J. Martino, Esq.

Space Above for Recorder’s Use

COLLATERAL ASSIGNMENT OF LEASES,
RENTALS, AND PROPERTY INCOME

This COLLATERAL ASSIGNMENT OF LEASES, RENTALS AND PROPERTY INCOME (the “Assignment”) is made as of this 1st day of June, 2012 by EBTEC CORPORATION, a Delaware corporation, with a place of business at 120 Shoemaker Lane, Agawam, Massachusetts 01001 (the “Borrower”), to TD BANK, N.A., a national banking association with an office located at 102 West Main Street, New Britain, Connecticut 06050-0174 (the “Bank”).

WITNESSETH:

For the purpose of securing (a) the prompt and complete payment of all sums and indebtedness now or at any time hereafter due the Bank (the “Mortgage Debt”) under or in respect to the following extensions of credit made by Bank to Borrower, EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Edac”), GROS-ITE INDUSTRIES, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Gros-Ite”) and APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Apex”, together with Edac, Gros-Ite and Borrower, collectively, the “Credit Parties”) pursuant to that certain Credit Agreement by and between Edac, Gros-Ite and Apex (together the “Original Borrowers”) and Bank and dated as of May 27, 2009, as amended by that certain First Amendment to Credit Agreement and Modification of Mortgage (the “First Amendment”) by and between Original Borrowers and Bank and dated July 21, 2010, and as further amended by that certain Second Amendment to Credit Agreement and Modification of Mortgage (the “Second Amendment”) by and between Original Borrowers and Bank and dated November 24, 2010, as amended by that certain Third Amendment to Credit Agreement and Modification of Mortgage (the “Third Amendment”) by and between Original Borrowers and Bank and dated July, 27, 2011 and as further amended by that certain Fourth Amendment to Credit Agreement and Modification of Mortgage and Joinder (the “Fourth Amendment”) by and between Credit Parties and Bank and dated as of the date hereof (as further amended and in effect from time to time, the “Credit Agreement”), a Fifth Term Loan in the amount of NINE HUNDRED THOUSAND AND 00/100 DOLLARS ($900,000.00) (the “Loan”), which Loan is evidenced by a certain Fifth Term Note of even date herewith in the original amount of NINE HUNDRED THOUSAND AND 00/100 DOLLARS ($900,000.00) (the “Note”), the payment in full of the Loan evidenced by the Note is secured by a Mortgage, Security Agreement and Financing Statement to the Bank of the Property (as defined herein) of even date herewith (the “Mortgage”); (b) every other instrument now or hereafter securing, evidencing or relating to the Mortgage Debt (together with the Note, the Credit Agreement, and the Mortgage, collectively referred to herein as the "Loan Documents"), and (c) the performance and discharge of each and every obligation, covenant and agreement contained herein and in the Loan Documents, the Borrower hereby grants, transfers and assigns to the Bank the following:

(A)           Leases.  All right, title and interest of the Borrower in and to all leases, tenancies or rights of use and occupancy, with amendments, if any, and any extensions, renewals or guaranties of the tenants' obligations thereunder, now or hereafter on or affecting all or part of the property commonly known as 120 Shoemaker Lane, Agawam, Massachusetts, as more particularly described on Schedule A attached hereto and the improvements thereon (the "Property"), whether or not recorded, together with all those leases listed on Schedule B attached hereto, with all security therefor and all monies payable thereunder, and all books and records which reflect payments made under the leases (hereinafter the "Leases") in accordance with, and subject to, the terms and conditions of this Assignment; and

(B)           Property Income.  All rents, income, profits, security deposits and other benefits to which the Borrower may now or hereafter be entitled from the Leases, the Property, and/or the income generated from the business operations conducted at or from the Property (hereinafter the "Property Income") in accordance with, and subject to, the terms and conditions of this Assignment.
The Borrower covenants, agrees, represents and warrants to the Bank as follows:

SECTION 1
LEASES

Section 1.1.  The Borrower will not assign the Leases without the prior written consent of the Bank.  The Bank shall have the right, at any time and from time to time, to notify any tenant of the rights of the Bank provided under this Assignment.

Section 1.2.  When any Lease expires or terminates, or as any new lease is made, the Borrower shall so notify the Bank in order that at all times the Bank shall have a current list of all Leases affecting the Property.  All subsequent Leases shall be and are hereby made subject to all of the terms of this Assignment.  The Borrower, upon the Bank's request, shall further assign and transfer such subsequent Leases to the Bank by an assignment in form and substance satisfactory to the Bank.

Section 1.3.  The Borrower shall, at its sole cost and expense, perform every obligation of the landlord and shall enforce, short of termination, every obligation of and any default against the tenant in every Lease.  The Borrower will promptly notify the Bank if the Borrower transmits or receives any notice of default under any Lease, or of any change in the occupancy of the Property, and shall promptly forward a complete copy of such notice to the Bank.

Section 1.4.  This Assignment shall not be deemed to impose upon the Bank any of the obligations or duties of the Borrower provided in any Lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any Lease) in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Assignment or the Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Property.

Section 1.5.  Any and all tenant's security deposits in excess of one month's rent under any Leases shall be deposited and pledged with the Bank upon such terms as the Bank may require so that they cannot be used by the Borrower without the Bank's consent.  These deposits shall be transferred to the purchaser or redeemer of the Property in the event of a foreclosure by sale or a strict foreclosure.

Section 1.6.  The Borrower will not take any action which would cause any Lease to cease to be in full force and effect, and will not, except with the prior written consent of the Bank: (i) cancel or terminate any Lease, or consent to any cancellation, termination or surrender thereof; (ii) amend, modify or subordinate any Lease; (iii) enter into any new Lease; (iv) waive any default under or breach of any Lease; (v) consent to any prepayment or discount of rent or advance rent under any Lease; or (vi) take any other action in connection with any Lease which may, impair or jeopardize the validity of such Lease or the Bank's interest therein.  The Bank shall have the right to review and reasonably refuse written consent to any of the above proposed actions of the Borrower based upon the substance of the proposed transaction, the creditworthiness of the Borrower or the tenant, the financial or physical condition of the Property or otherwise.

Section 1.7.  The Bank shall not be obligated to perform or discharge any obligation under any Lease, or under or by reason of this Assignment, and the Borrower agrees to indemnify, defend and hold harmless the Bank against and from any and all liability, loss, claims, demands or damage whatsoever, including the defense thereof, which may be asserted against the Bank (i) under any Lease or under or by reason of this Assignment and (ii) by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of any Lease.  Should the Bank incur any such liability, loss or damage, the amount thereof shall be treated as a Bank Advance pursuant to Section 6 hereof.

Section 1.8.  The Borrower shall not convey the Property to any tenant now or hereafter occupying the Property or any part thereof, unless (i) the Bank's prior written consent is obtained and (ii) the deed or other conveyance contains a provision in form satisfactory to the Bank that the Lease of such tenant shall not merge into the fee by reason of such conveyance and that the Lease, together with the obligation to pay rent and other charges thereunder, shall continue in full force and effect.

Section 1.9.  The Borrower will deliver to the Bank within ten (10) days after any request (or such longer period of time if Borrower uses its best efforts and due diligence in obtaining such delivery) a duly acknowledged lease ratification and estoppel agreement with respect to any Lease executed by the Borrower and the tenant thereunder, indicating (i) the date the original Lease term has commenced, (ii) that the Lease is in full force and effect and no default exists thereunder, (iii) that the tenant has accepted and is in possession of that portion of the Property subject to the Lease, and (iv) that no rental payments have been made more than thirty (30) days.

SECTION 2
PROPERTY INCOME

Section 2.1.  The Borrower hereby assigns, transfers and grants a security interest to the Bank in and to the Property Income to secure the Mortgage Debt.  The Borrower will not otherwise assign, transfer or encumber the Property Income in any manner.

Section 2.2.  The Borrower may, so long as no Event of Default (under and as defined in the Credit Agreement) has occurred and is continuing, collect and use the Property Income, as the same becomes due and payable, but may not collect the Property Income more than thirty (30) days in advance of the date the same becomes due without the prior written consent of the Bank.  Upon the occurrence of any Event of Default, the permission hereby given to the Borrower to collect the Property Income shall terminate and such permission shall not be reinstated upon a cure of such Event of Default without the Bank's specific written consent.

Section 2.3.  The foregoing provisions hereof shall constitute an absolute and present assignment of the Property Income, subject, however, to the conditional permission given to the Borrower to collect and use such Property Income as hereinabove provided.  The existence or exercise of such right of the Borrower shall not operate to subordinate this Assignment to any subsequent assignment, in whole or in part, and any such subsequent assignment by the Borrower shall be subject to the rights of the Bank hereunder.

SECTION 3
GENERAL REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

Section 3.1.  The Borrower has not executed any prior assignment or pledge of any of its rights, nor are its rights encumbered, with respect to the Leases or the Property Income, except as encumbered by the Mortgage and this Assignment;

Section 3.2.  The Borrower has good right to assign the Leases and the Property Income;

Section 3.3.  The Borrower has not done anything which might prevent the Bank from or limit the Bank in acting under this Assignment;

Section 3.4.  The Borrower has not accepted Property Income under the Leases or under any rental or occupancy agreement more than thirty (30) days in advance of its due date;

Section 3.5.  The Leases are valid and enforceable and unmodified and there is no present default by any party thereto; and

Section 3.6.  All present Leases, together with all amendments and modifications thereto and all collateral agreements, letter agreements, waivers, and other documents affecting the Leases, if any, are listed on Schedule B attached hereto.  True and correct copies of the Leases have been furnished to the Bank.

SECTION 4
POSSESSION OF PROPERTY; APPOINTMENT OF RECEIVER

Section 4.1.  Whenever an Event of Default (under and as defined in the Credit Agreement, including a default in any of the terms hereof) shall have occurred and be continuing, the Bank may, at its option, without notice to the Borrower, without regard to the adequacy of the security for the Mortgage Debt, without proof of depreciation of the value of the Property, and without regard to the financial condition of the Borrower:

(i)           By itself or by agent, with or without bringing any action, suit or proceeding, immediately enter upon and take possession and control of the Property and the Property Income with those rights and powers more particularly set forth in Section 4.3.

(ii)           Make application to a court of competent jurisdiction for and obtain the immediate ex parte appointment of a receiver authorized to immediately enter upon and take possession and control of the Property and the Property Income with those rights and powers more particularly set forth in Section 4.3.

(iii)           Without taking possession and control of the Property, immediately commence action to collect directly all Property Income due to the Borrower with full rights and powers to notify all applicable parties to make payments of Property Income directly to the Bank or its agents, and the Bank or its agents shall have the further power and authority to sue for or otherwise collect and receive all Property Income.

Section 4.2.  The Borrower hereby waives to the fullest extent permitted by law all rights to prior notice or court hearing in connection with any action by the Bank of the types set forth in Section 4.1., and the Borrower further waives any requirement that the Bank provide any bond, surety, or other security in connection with any said action.

Section 4.3.  In the event the Bank, the Bank's agent and/or a receiver enters upon and takes possession and control of the Property and/or the Property Income pursuant to Section 4.1., said person or entity shall have all of the Borrower's rights and powers with respect to the Property and/or the Property Income, in addition to such other rights and powers as may subsequently be authorized, including without limitation the right and power to:

(i)           hold, store, use, operate, manage and control the Property and conduct the business which is or may be conducted therefrom;

(ii)           make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements to the Property and purchase or otherwise acquire additional fixtures, personalty and other property;

(iii)           obtain such insurance with respect to the Property and the business operations conducted therefrom as may be determined necessary;

(iv)           manage and operate the Property and the business conducted therefrom and exercise all the rights and powers of the Borrower in its name or otherwise with respect to the same;

(v)           enter into agreements with others to exercise the powers herein granted, all as the Bank, its agents or a receiver from time to time may determine;

(vi)           collect and receive all Property Income;

(vii)           enforce all terms of existing Leases at the Property and all other contracts or agreements pertaining to the Property or the business operations conducted therefrom; and

(viii)           enter into such new or additional Leases and such other contracts or agreements pertaining to the Property or the business operations conducted at or from the Property from time to time as the Bank, its agents or the receiver may determine necessary in its sole discretion.

Section 4.4.  All Property Income collected by the Bank, the Bank's agent or a receiver pursuant to Section 4.1. hereof shall be applied to the following in such order of priority as the Bank may determine in its sole discretion:

(i)           interest and principal due on the Mortgage Debt;

(ii)           taxes, assessments and insurance premiums due with respect to the Property and/or the business operations conducted from the Property;

(iii)           all costs and expenses of operating, maintaining, repairing and improving the Property and conducting the business operations which are or may be conducted at the Property; and

(iv)           the compensation, salaries, expenses and disbursements of any agents, employees, attorney's or other representatives of the Bank, the Bank's agents or the receiver in connection with the possession, control and/or operation of the Property and the business operations conducted therefrom, expressly including the payment of any management agent's fees, and in the event the Bank manages said property itself with its own employees, the Bank shall be entitled to charge and collect a management fee equal to the customary management agent's fee charged for performing similar management functions in the area where the Property is located.

Section 4.5.  The Bank, its agents, or any receiver acting pursuant to Section 4.1. hereof shall in no event be liable or accountable for more moneys than actually are received from the Property during the period which the Bank, its agent or any receiver actually is in possession and control of the Property.  Neither the Bank, its agents or any receiver shall be liable or accountable in any manner for the failure to collect Property Income for any reason whatsoever.

Section 4.6.  All costs, expenses and liabilities of every character incurred by the Bank in managing, operating and maintaining the Property, not paid from Property Income as hereinabove provided, shall constitute and be treated as Bank Advances pursuant to Section 6.

Section 4.7.  The Borrower shall pay monthly, in advance, to the Bank, its agent or any receiver in possession and control of the Property pursuant to Section 4.1. hereof, the fair and reasonable rental value for all or any part of the Property which is in the use, occupancy and possession of the Borrower.

Section 4.8.  In the event of foreclosure, the Bank, its agent or any receiver acting pursuant to Section 4.1. hereof may remain in possession of the Property until (i) the foreclosure sale; (ii) the redemption of the Property; or (iii) the expiration of any redemption period of the United States of America extending subsequent to the foreclosure sale, if a deficiency exists.  The Bank, its agents or the receiver shall incur no liability for, nor shall the Borrower assert any claim or setoff as a result of, any action taken while the Bank, its agent or a receiver is in possession of the Property.

SECTION 5
FURTHER BANK RIGHTS

Section 5.1.  The Bank may take or release other security, may release any party primarily or secondarily liable for any Mortgage Debt secured hereby, may grant extensions, renewals, or indulgences with respect to such Mortgage Debt, and may apply any other security therefor held by the Bank to the satisfaction of the Mortgage Debt without prejudice to any of the Bank's rights hereunder.

Section 5.2  Nothing herein contained and no act done or omitted by the Bank pursuant to the powers and rights granted herein shall be deemed to be a waiver by the Bank of the Bank's rights and remedies hereunder or under the other Loan Documents, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by the Bank under the terms thereof.

Section 5.3.  The right of the Bank to collect the Mortgage Debt and to enforce any other security therefor may be exercised by the Bank either prior to, simultaneously with or subsequent to any action taken hereunder.

Section 5.4.  Any failure by the Bank to insist upon the strict performance by the Borrower of any of the terms and provisions hereof shall not be deemed a waiver of any of the terms and provisions hereof and the Bank may thereafter insist upon strict performance.

Section 5.5.  In addition to all other rights the Bank may have at law or in equity, the Bank may assign the rights hereunder to any subsequent holder of the Note.

Section 5.6.  This Assignment shall be binding on the Borrower, and its heirs, executors, successors and assigns and shall inure to the benefit of the Bank, its successors and assigns.

Section 5.7.  This Assignment may not be changed orally, but only by an agreement in writing and signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.  In this Assignment, the use of any gender shall include the other genders and either the singular or the plural shall include the other.

Section 5.8.  Borrower hereby grants to Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank and its successors and assigns or in transit to any of them.  At any time, without demand or notice (any such notice being expressly waived by Borrower), Bank may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 6
BANK EXPENSES AND ADVANCES

Section 6.1.  The Borrower shall pay, indemnify and hold the Bank harmless from all costs and expenses incurred with respect to enforcing and administering the Bank's right to take possession and operate the Property under Section 4 hereof.  The Bank may, without notice or demand, pay any amount which the Borrower has failed to pay, or perform any act which the Borrower has failed to perform hereunder, including, without limitation, the payment of costs attendant to the Bank's possession as set forth in Section 4.6 hereof and the payment of amounts for which the Bank has been indemnified under this Section 6.  In such event the costs, disbursements, expenses and reasonable attorney's fees thereof, together with interest thereon from the date the expense is paid or incurred, at the applicable default interest rate specified in the Note, each shall be (i) added to the Mortgage Debt; (ii) payable on demand to the Bank; and (iii) secured by the lien of the Mortgage and this Assignment, prior to any right, title, interest, lien or claim attaching or accruing to the Property subsequent to the lien of the Mortgage, or hereof.

SECTION 7
NOTICE

Section 7.1.  Any notice, report, demand or other written instrument permitted or required to be given, made, or sent under this Assignment, shall be in writing (including telex and telecopy communications), signed by the party giving or making the same, and shall be sent by first class mail, postage prepaid, or sent by commercial overnight courier delivery service, charges prepaid, or sent by telex, telecopier or hand delivery, to all parties hereto simultaneously at their respective mailing addresses indicated at the beginning of this Assignment.

Section 7.2.  The date of receipt of any notice shall be deemed to be, and shall be effective from, the earlier of (i) the date of the actual receipt of such notice, if delivered by hand, (ii) when sent if delivered by telex or telecopy, (iii) the next business day if sent by overnight courier service, or (iv) three days after same is deposited in the United States Mail as provided above, whether or not the same is actually received by such party.  Any party hereto shall have the right to change the place to which any such notice shall be sent by a similar notice sent in like manner to all parties hereto.

SECTION 8
GOVERNING LAW

Section 8.1.  This Assignment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (the “Governing State”) (excluding the laws applicable to conflicts or choice of law).

Section 8.2.  BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS ASSIGNMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS STATED ON THE COVER PAGE HEREOF.  BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

SECTION 9
TERMINATION OF ASSIGNMENT

Upon the payment in full of the Mortgage Debt, as evidenced by the recording or filing of a full release of the Mortgage executed by the then holder of the Mortgage, this Assignment shall become and be void and of no effect.

[Remainder of Page Intentionally Blank / Signature Page Follows]

[Signature Page to Collateral Assignment of Leases, Rentals and Property Income]

IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the date first set forth above.

Signed, sealed and delivered
in the presence of:		BORROWER

EBTEC CORPORATION

/s/	By:	/s/ Glenn L. Purple
Name: Glenn L. Purple
Its Treasurer
/s/		Duly Authorized

/s/	By:	/s/ Mark Bigras
Name: Mark Bigras
Its Vice President
/s/		Duly Authorized

STATE OF CONNECTICUT)
)  at Hartford
COUNTY OF HARTFORD)

On this the 31st day of May, 2012, before me, the undersigned officer, personally appeared Glenn L. Purple, known to me (or satisfactorily proven) to be the Treasurer of  EBTEC Corporation and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said limited liability company.

In Witness Whereof I hereunto set my hand.

/s/________________________________
Notary Public/My Commission Expires:
Commissioner of the Superior Court

STATE OF CONNECTICUT)
)  at Hartford
COUNTY OF HARTFORD)

On this the 31st day of May, 2012, before me, the undersigned officer, personally appeared Mark Bigras, known to me (or satisfactorily proven) to be the Vice President of  EBTEC Corporation and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said limited liability company.

In Witness Whereof I hereunto set my hand.

/s/________________________________
Notary Public/My Commission Expires:
Commissioner of the Superior Court